UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2011 (September 20, 2011)
Fentura Financial, Inc.
(Exact name of registrant as specified in its charter)
Michigan
(State or other jurisdiction of incorporation)

0-23550	38-2806518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street
P.O. Box 725
Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (810) 629-2263
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 20, 2011, Fentura Financial, Inc. (the “Company”) received notification of the early retirement of the Company’s executive vice president, Daniel J. Wollschlager. Mr. Wollschlager’s last day with the Company and The State Bank will be October 21, 2011. Subject to the approval of the Company’s regulators, in accordance with Mr. Wollschlager’s Supplemental Executive Retirement Agreement with the Company, as amended and restated, the Company has agreed to pay Mr. Wollschlager $137,750 upon his retirement and an additional $107,250 upon the termination of the Company’s and The State Bank’s current formal enforcement actions with their regulators. Also the Company has agreed to pay Mr. Wollschlager his base compensation extending from October 21, 2011 through December 31, 2011, an amount equal to $28,062.36 upon the termination of the Company’s and The State Bank’s current formal enforcement actions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/ Donald L. Grill
Donald L. Grill, President and Chief
Executive Officer

Dated: September 26, 2011

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